EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), entered into this _______ day of November, 1996, by and among SMART CHOICE HOLDINGS, INC., a Delaware corporation (the "Buyer") and GARY SMITH, an individual (the "Stockholder");

                              W I T N E S S E T H:

         WHEREAS, Florida Finance Group, a Florida corporation (the "Company"), is engaged in a business consisting primarily of finance and leasing activities in connection with the sale of new and used automobiles and other consumer vehicles (the "Business"); and

         WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of the Company (the "Stock"); and

         WHEREAS, the Buyer desires to purchase from the Stockholder, and the Stockholder desires to sell to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement, all (and not less than all) of the Stock, and the business of the Company as a going concern;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. ACQUISITION OF THE STOCK.

            1.1 EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, on the date hereof, the Buyer is purchasing and acquiring from the Stockholder, and the Stockholder is selling and transferring to the Buyer, all (and not less than all) of the Stock, solely in exchange for the shares of common stock of the Buyer provided for in Section 2 below. In furtherance thereof, the Stockholder is, simultaneously with the execution and delivery of this Agreement, delivering to the Buyer the certificates representing all of the Stock, duly endorsed for transfer or accompanied by stock powers executed in blank for transfer.

            1.2 BOOKS AND RECORDS. On the date hereof, in addition to the delivery and transfer of the Stock to the Buyer, the Stockholder is delivering, and causing the Company to deliver, to the Buyer all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, and all referral, client, customer and sales records of the Company.

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         2. CONSIDERATION.

            2.1 SHARES.

                (a) As the sole consideration for the Stock, the Buyer is issuing to the Stockholder an aggregate of 285,714 shares of common stock of the Buyer (the "Shares"), which are being issued and delivered to the Stockholder concurrently with the execution and delivery of this Agreement, and which the Buyer and the Stockholders agree have an aggregate fair value on the date hereof of $____________ (the "Company Valuation"). The Company Valuation represents an amount calculated as the difference of (i) 85% of the aggregate outstanding principal amount of all outstanding finance receivables, accounts receivable, notes receivable and other rights to receive payment under outstanding credit agreements, finance leases and other such agreements under which the Company is the payee or obligee (the "Receivables"), minus (ii) the sum of (A) the aggregate principal amount, and all unpaid accrued interest thereon, of all borrowings owed by the Company to Finova Credit Corporation and/or any of its affiliates ("Finova"), plus (B) the $1,000,000 (approximate) principal amount, and all unpaid accrued interest thereon, owed by the Company to certain private investors as listed in SCHEDULE 4.17 annexed hereto, plus (C) $250,000.

                (b) In the event that NEITHER of the following events occurs:
(i) the Buyer consummates an initial public offering of its common stock on or prior to June 30, 1997, or (ii) the Buyer consummates, on or prior to June 30, 1997, a merger, share exchange or other business combination (a "Combination") with another entity (an "Exchange Entity") whereby the stockholders of the Buyer receive shares of such Exchange Entity of a class which is listed or traded on any national securities exchange or recognized automated quotation system (such as NASDAQ); THEN the Buyer shall redeem all of the Shares for an aggregate price equal to the Company Valuation, which shall be payable in immediately available funds within sixty (60) days after written demand therefor made at any time after July 1, 1997 and prior to the occurrence of either of the events described in clauses (i) and (ii) of this Section 2.1(b) (without regard to the date of the occurrence of such event).

            3. REORGANIZATION.

               3.1 TAX-FREE REORGANIZATION. The parties intend that the transactions pursuant to this Agreement qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and the parties shall report these transactions and take such actions and otherwise conduct their affairs so as to give effect to such intention.

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            4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

               In connection with the sale and transfer of the Stock to the Buyer, the Stockholder hereby represents and warrants to the Buyer as follows:

               4.1 TITLE TO THE STOCK. The Stockholder is the valid and lawful record and beneficial owner of all of the Stock. All of the Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). The Buyer is receiving from the Stockholder good, valid and marketable title to all of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

               4.2 VALID AND BINDING AGREEMENT; NO BREACH.

                  (a) The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                  (b) Except as disclosed in SCHEDULE 4.2 annexed hereto, neither the execution and delivery of this Agreement by the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of the Stockholder, will: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company or the Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Company or the Stockholder is a party, or by which the Company or the Stockholder is bound, or constitute a default thereunder.

               4.3 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own its assets and conduct its business as owned and conducted on the date hereof. The Company is not required to be qualified as a foreign corporation under the

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laws of any jurisdiction. True and complete copies of the Certificate of
Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as SCHEDULE 4.3.

               4.4 CAPITAL STRUCTURE; EQUITY OWNERSHIP.

                  (a) The authorized capital stock of the Company is as set forth in its Certificate of Incorporation as included in SCHEDULE 4.3, and the Stock constitutes and represents all of the outstanding capital stock of the Company.

                  (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock, or obligating the Stockholder to transfer any shares of the Stock. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

               4.5 SUBSIDIARIES AND INVESTMENTS. The Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

               4.6 FINANCIAL INFORMATION.

                  (a) Annexed hereto as SCHEDULE 4.6(A) are the unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the Company as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the years then ended, and as of June 30, 1996 and for the six (6) months then ended (collectively, the "Financial Statements"), all of which fairly reflect, in all material respects, the financial condition and results of operations of the Company as of the dates thereof and for the periods then ended; and, without limitation of the foregoing, the Company does not have any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of the Company's business.

                  (b) Annexed hereto as SCHEDULE 4.6(B) are the payment histories of each of the credit agreements, finance leases and other agreements underlying the Receivables, all of which fairly present the dates and amounts of all receipts and disbursements under or in respect of such credit agreements, finance leases and other agreements. Except as and to the extent

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reflected in such payment histories, (i) all payments under such credit agreements, finance leases and other agreements have been made in a full and timely manner, and (ii) there have been no prepayments made in respect of any such credit agreements, finance leases or other agreements.

               4.7 NO MATERIAL CHANGES. Except as disclosed in SCHEDULE 4.7 annexed hereto, since the date of the most recent of the Financial Statements,
(a) the business of the Company has been operated solely in the normal course,
(b) there has been no material adverse change in the financial condition, operations or business of the Company from that reflected in such Financial Statements, (c) the Company has not incurred any material obligation or liability except in the normal course of business, (d) the Company has not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and
(e) there has not been any (i) sale, assignment or transfer by the Company of any assets or other part of its business, excluding the sale or disposition of inventory, and/or the sale of loans, in the ordinary course of business, (ii) acquisitions or commitments to acquire (whether by purchase, lease or otherwise) any capital assets by the Company wherein the aggregate payments will exceed $10,000, (iii) increase or commitment to increase the compensation or benefits of any employees of the Company, (iv) implementation or institution of any bonus, benefit, profit-sharing, pension, retirement or other plan or similar arrangement which was not in existence on June 30, 1996, or (v) new employment agreement, or modification of any existing employment agreement, by the Company.

               4.8 TAX MATTERS.

                  (a) The Company has, to the date hereof, timely filed all tax reports and tax returns required to be filed by the Company, and the Company has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and all taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company.

                  (b) Except as disclosed in SCHEDULE 4.8 annexed hereto, there are no audits pending with respect to any federal, state or local tax reports or tax returns of the Company, and no

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waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

               4.9 TITLE AND CONDITION OF THE ASSETS. Except for liens securing the Company's indebtedness to Finova as described in Section 2.1(a)(ii)(A) above (which liens secure only such indebtedness), the Company has and owns good and marketable title to all of its assets, free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature. All of the Company's fixed assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of such Business.

               4.10 RECEIVABLES. All of the Receivables (whether reflected in the Financial Statements or thereafter created or acquired by the Company prior to the date hereof), (a) have arisen in the normal course of the Company's business, (b) are not subject to any counterclaims, set-offs, allowances or discounts of any kind, and (c) have been, are and will be valid and generally collectible in the ordinary course of the Business; and the Stockholder has no knowledge of any material or unusual risk of non-payment of any of the Receivables.

               4.11 INVENTORY. All of the Company's inventory (whether reflected in the Financial Statements or thereafter acquired by the Company prior to the date hereof) is of a quality, age and quantity consistent with the historical practices of the Company, and is valued on the Company's books at cost.

               4.12 LEGAL COMPLIANCE.

                  (a) The Company is, and for the past three (3) years has been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted; and the Company is not in default or violation in respect of or under any of the foregoing, and none of such licenses, permits or other authorizations will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the change of ownership of the Company pursuant to this Agreement. The Stockholders is not aware of any past or present condition or circumstance in the Company's business (including, without limitation, with respect to any real property now or previously occupied by the Company) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

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                  (b) To the best of the Stockholder's knowledge, the Company has not, at any time during the three (3) year period prior to the date hereof,
(i) handled, stored, generated, processed or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations or any material violation of the Occupational Safety and Health Act, or (iii) been in material violation of any requirements of its insurance carriers from time to time.

                  (c) Neither the Company nor the Stockholder has received any written notice of default or violation, nor, to the best of the Stockholder's knowledge, is the Company or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Company nor the Stockholder has received written notice of, been charged with, or is, to the best of the Stockholder's knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the Company, its business or any material portion of its assets.

               4.13 REAL PROPERTY. The Company does not own any real estate or any interest therein, except to the extent of its interest as lessee under the lease for its business premises (the "Lease", a true and complete copy of which is annexed hereto as SCHEDULE 4.13). The Company (and, to the best of the Stockholder's knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Lease, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. No consent of the landlord under the Lease which has not previously been obtained is required in connection with the transactions contemplated by this Agreement.

               4.14 INSURANCE. The Company maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for businesses of similar size, scope and nature.

               4.15 EMPLOYEES. Except as disclosed in SCHEDULE 4.15 annexed hereto, the Company is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of

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any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of the Company. The Company has not had any material labor difficulty in the past two
(2) years, and neither the Company nor the Stockholder has received notice of any unfair labor practice charges against the Company or any actual or alleged violation by the Company of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               4.16 EMPLOYEE BENEFITS. The Company does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and the Company does not have any obligations with respect to deferred compensation or future benefits to any past or present employee. SCHEDULE 4.16 annexed hereto fairly summarizes the employee benefits currently granted by the Company to its employees.

               4.17 CONTRACTS AND COMMITMENTS. The Company has previously provided reasonable access to the Buyer and its representatives to permit such persons to inspect and copy all of the credit agreements, finance leases and other agreements underlying the Receivables. Other than (a) such credit agreements, finance leases and other agreements underlying the Receivables, (b) the Lease, and (c) those contracts and commitments listed on SCHEDULE 4.17 annexed hereto, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business. To the best of the Stockholder's knowledge, all of such agreements and contracts are in full force and effect, and there is no material default or non-performance outstanding thereunder. None of such agreements or contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the change of ownership of the Company pursuant to this Agreement.

               4.18 LITIGATION. There is no pending or, to the best knowledge of the Stockholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Company or relating to its business. The Stockholder is not aware of any state of facts, events, conditions or occurrences which the Stockholder should reasonably believe would properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Company.

               4.19 INTELLECTUAL PROPERTY. The Company has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any

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claimed infringement of any of such intellectual property with the rights or property of any other person.

               4.20 BANK ACCOUNTS. Annexed hereto as SCHEDULE 4.20 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

               4.21 GOING CONCERN. The Stockholder has no knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Company to continue the Business in substantially the manner heretofore conducted (other than general, industry-wide conditions).

               4.22 THE SHARES. The Stockholder hereby confirms that the Shares constitute "restricted securities" under applicable federal and state securities laws, and that the Shares may not be resold in the absence of an effective registration thereof under federal and state securities laws or an available exemption from such registration requirements. The Stockholder further confirms that he has received no assurance whatsoever as to whether or when any of the Shares will be registered under federal or state securities laws, and that, accordingly, the Stockholder may be required to hold the Shares indefinitely.

               4.23 DISCLOSURE AND DUTY OF INQUIRY. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement.

            5. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

               In connection with the Buyer's acquisition of the Stock, the Buyer hereby represents and warrants to the Stockholder as follows:

               5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

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               5.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               5.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

               5.5 ISSUANCE OF SHARES. The issuance of the Shares hereunder has been duly authorized by all necessary corporate action on the part of the Buyer, and the Shares are validly issued, fully paid and non-assessable. The Shares are part of the only class of voting stock of the Buyer authorized on the date hereof.

               5.6 INVESTMENT. The Buyer is purchasing the Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

               5.7 DISCLOSURE AND DUTY OF INQUIRY. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer in this Agreement.

            6. ADDITIONAL AGREEMENTS.

               6.1 RESIGNATIONS. In addition to the other deliveries being made pursuant to this Agreement on the date hereof, the Stockholders are causing to be executed and delivered to the Company the resignations of all officers and directors of the Company (except to the extent that such resignations are not being required by the Buyer).

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               6.2 AUDIT OF FINANCIAL STATEMENTS. The Stockholder shall, from time to time as and when requested by the Buyer from and after the date hereof, cooperate with and assist the Buyer in all reasonable respects in dealing with the accountants heretofore retained by the Company, in order that the Buyer and its accountants may obtain copies of all work papers utilized or prepared by the Company's accountants in connection with their review of the Financial Statements, and consult with the Company's accountants as and to the extent necessary or appropriate in connection with the preparation of audited financial statements of the Company for all periods from and after January 1, 1993 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended.

            7. [INTENTIONALLY OMITTED].

            8. INDEMNIFICATION.

               8.1 GENERAL.

                  (a) The Stockholder shall defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of any breach of, or failure by the Stockholder to perform, any of the representations, warranties, covenants or agreements of the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Company or the Stockholder under this Agreement.

                  (b) The Buyer shall defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Stockholder may incur, sustain or suffer as a result of any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement.

               8.2 LIMITATIONS ON CERTAIN INDEMNITY.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, (i) the Stockholder shall not be liable to the Buyer with respect to Losses unless and until the aggregate amount of all Losses incurred by the Buyer shall exceed the sum of $10,000 (the "Basket"), and (ii) the Stockholder shall thereafter be liable for all Losses in excess of the Basket, provided that the Stockholder's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Stockholder in respect of any particular Losses, in any event exceed the limitations set forth in Section 8.2(b) below; PROVIDED, HOWEVER,

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that the Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the Basket or such limitation of liability, any Losses arising by reason of any Losses involving proven fraud by the Stockholder.

                  (b) Except with respect to any Losses involving proven fraud by the Stockholder, the Stockholder shall not be required to pay indemnification hereunder in an aggregate amount in excess of the Company Valuation. The Stockholder shall have the option of satisfying all or any portion of any claim in respect of Losses by tendering to the Buyer for cancellation a number of Shares (which, for purposes of this Section 8.2(b), shall include any shares of an Exchange Entity issued in exchange or substitution for the Shares by reason of any Combination) having an aggregate value (determined in accordance with
Section 2.1 above, subject to appropriate arithmetic adjustment to account for any stock split, stock dividend, combination of shares or other such event (including any Combination) which may occur at any time or from time to time subsequent to the date hereof in respect of the outstanding common stock of the Buyer) equal to the amount of the subject claim which is to be satisfied in such manner.

                  (c) The Buyer shall be entitled to indemnification by the Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the Stockholder on or before December 31, 1997.

               8.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

               8.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall

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be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

            9. POST-CLOSING EVENTS.

               9.1 DEBT REFINANCING. Simultaneous with the consummation of the transactions contemplated hereby, the Buyer is causing the Company to (a) consummate the renegotiation and/or refinancing of the Company's indebtedness to Finova (as described in Section 2.1(a)(ii)(A) above, and (b) utilize additional cash proceeds generated by such renegotiation and/or refinancing to repay in full those obligations of the Company described in Section 2.1(a)(ii)(B) above.

               9.2 ANNOUNCEMENTS. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by the Stockholder) or the Stockholder (in the case of any proposed disclosure or public announcement by the Buyer), such approval not to be unreasonably withheld or delayed.

               9.3 BANK ACCOUNTS. Upon the consummation of the transactions pursuant to this Agreement, the Stockholder shall cooperate with the Buyer to promptly modify to the Buyer's satisfaction the signatory and access arrangements for all bank accounts and safe deposit boxes maintained by or in the name of the Company.

               9.4 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

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
            10. COSTS.

               10.1 FINDER'S OR BROKER'S FEES. Each of the Buyer and the Stockholder represents and warrants that neither it nor he nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except that the Buyer agrees to be solely responsible for any compensation payable to Greyhouse Services Corporation in connection with the transactions contemplated by this Agreement.

               10.2 EXPENSES. The Buyer and the Stockholder shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

            11. FORM OF AGREEMENT.

               11.1 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

               11.2 ENTIRE AGREEMENT; WAIVERS. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               11.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12. PARTIES.

               12.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted

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

assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

               12.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                    (i)  If to the Stockholder:

                         Gary Smith
                         c/o Florida Finance Group
                         4037 66th Street North
                         St. Petersburg, Florida 33709

                    (ii) If to the Buyer:

                         Smart Choice Holdings, Inc.
                         625 Main Street, Suite 25
                         Windermere, Florida 34786
                         Attn: Tom Conlan

or to such other address as any party shall have specified by notice in writing given to the other party.

            13. MISCELLANEOUS.

               13.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

               13.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

               13.3 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and interpreted and the rights granted herein governed

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

in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in
Section 8.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Orlando, Florida, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                           SMART CHOICE HOLDINGS, INC.

                                           By:
                                              ------------------------


                                           ---------------------------
                                                    GARY SMITH

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